UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
As previously announced, on May 15, 2019, Obalon Therapeutics, Inc. (the “Company”) received a written notification from the Nasdaq Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(1)(A), which requires an issuer to maintain a minimum of $10.0 million in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”). In accordance with such notice, the Company had 45 days from the date of the notice to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement.
The Company submitted its plan to regain compliance with the Minimum Stockholders’ Equity Requirement to Nasdaq on June 28, 2019. On July 10, 2019, the Staff notified the Company that it has determined to grant the Company an extension until November 11, 2019 to regain compliance. Under the terms of the extension, the Company must regain compliance with the Minimum Stockholders’ Equity Requirement no later than November 11, 2019, provide to the Staff a publicly available report that evidences such compliance and otherwise comply with conditions included in the extension notice. If the Company fails to evidence compliance upon filing such a periodic report with the Securities and Exchange Commission (the “SEC”) and Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy the terms of the extension, the Staff will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Listing Qualifications Panel.
The extension notification with respect to the Minimum Stockholders’ Equity Requirement has no immediate effect on the Company’s listing on the Nasdaq Global Market, or on the previously announced notice received from the Staff on May 16, 2019 notifying the Company that the closing bid price for its common stock had been below $1.00 for the last 30 consecutive business days and that the Company therefore was not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Under the Nasdaq Listing Rules, the Company has until November 12, 2019 to regain compliance with the Minimum Bid Price Requirement, subject to an additional extension as provided by Nasdaq Listing Rules.
There can be no assurance that the Company will be successful in implementing its plan to regain compliance with the Minimum Stockholders’ Equity Requirement, will regain compliance with the Minimum Bid Price Requirement, or will otherwise be in compliance with other Nasdaq Listing Rules.
Forward Looking Statements.
This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on Form 8-K. These forward-looking statements may include, but are not limited to, the Company’s ability to regain and maintain compliance with the listing standards of Nasdaq. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements.
The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, research and development, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in the Company’s Current Report on Form 8-K filed on June 24, 2019 and in other filings it makes with the Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: July 12, 2019	By:	/s/ William Plovanic
William Plovanic
President and Chief Financial Officer